Exhibit 99.1

FOR IMMEDIATE RELEASE

LIVE NATION REPORTS STRONG THIRD QUARTER 2008 RESULTS

- Number of live concerts produced in the third quarter of 2008 up 17% over last year -

- Total attendance at these concerts increased 6% as compared to 2007 -

- Revenue increased by 9% driving increases of 16% in adjusted operating income and 9% in operating income for the third quarter -

LOS ANGELES – November 6, 2008 – Live Nation (NYSE: LYV) released financial results for the three months ended September 30, 2008 today.

Quarterly Summary Results
Unaudited; $ in millions (except per share amounts)

	Q3 2008	Q3 2007
Revenue	$1,588.7	$1,452.6
Adjusted Operating Income	$109.6	$94.2
Operating Income	$75.6	$69.2
Free Cash Flow	$75.6	$70.1
Net Income	$139.9	$41.6
Basic EPS	$1.84	$0.60
Diluted EPS	$1.67	$0.55

“We generated exceptional results during the third quarter in spite of the global economic downturn,” said Michael Rapino, President and Chief Executive Officer. “We continued to execute better and grow our core business with virtually all key metrics used to evaluate our business showing improvements. We increased the number of concerts we produced, we grew our ticket sales and improved our revenues and margins. Despite challenging times, millions of fans have continued to attend live concerts to support their favorite artists. Looking ahead, our primary goal remains centered on maximizing our global concert pipe for our client – the artist – and expanding into direct ticketing/online distribution, completing the world’s only concert-to-fan direct platform for artists.”

Highlights:

•

Formed a multi-year strategic alliance with SMG bringing an estimated 25 million tickets to Live Nation Ticketing and increasing our total ticket inventory by approximately 25% over the next seven years.

•

Secured a five-year exclusive distribution deal with CIE, the third largest concert promoter in the world, and T4F, extending Live Nation’s global distribution platform into Brazil, Mexico and other top countries across Latin America.

•

Completed the sale of our motor sports division for net proceeds of $167.6 million which were used to repay borrowings under our revolving credit facility, to permanently reduce a portion of our term loan and to invest in our core music business.

Below are what we believe to be our key metrics related to our businesses:

METRICS

(Unaudited; $ in millions except as noted)

Key Drivers	Q3 2008	Q3 2007	Variance (Qtr.)	9 months 2008	9 months 2007	Variance (9 mos.)
Rights Acquisitions - Global Music Businesses
Talent Costs and Other Event Direct Operating Expenses	$1,293.7	$1,190.8	8.6%	$2,584.9	$2,217.4	16.6%
Talent and Other Event Expenses as % of Total Revenue	82.4%	83.6%		81.0%	81.2%
Number of Live Rights (Concerts) (est.)	4,839	4,126	17.3%	15,218	11,513	32.2%
Number of Ancillary Live Rights – as of period end (est.)	789	n/a	n/a	789	n/a	n/a
Revenue Recognized for Artist Services/Ancillary Live Rights	$74.9	n/a	n/a	$162.3	n/a	n/a

Distribution Platform - Global Music Businesses

Total Attendance (est.)	17,491,000	16,551,000	5.7%	38,682,000	34,664,000	11.6%
International Music Festival Attendance (est.)	818,000	532,000	53.8%	1,102,000	843,000	30.7%
Ancillary Revenue per Attendee – NA Music Amps only	$18.29	$18.20	0.5%	$18.53	$18.51	0.1%
Total Revenue per Attendee (Fan)	$89.79	$86.08	4.3%	$82.46	$78.78	4.7%

Sponsorship Data - Global Music and Ticketing Businesses

Number of Sponsors – as of period end (est.)	770	719	7.1%	770	719	7.1%
Sponsorship Revenue Recognized	$74.8	$66.5	12.5%	$137.0	$134.7	1.7%
Average Sponsorship Revenue per Sponsor (rounded, whole $)	$97,000	$92,000	5.4%	$178,000	$187,000	(4.8)%

FINANCIAL HIGHLIGHTS – 3rd QUARTER (Unaudited)

	Q3 2008	Q3 2007	Variance
	$ in millions
Revenue
North American Music	$864.0	$789.1	9.5%
International Music	480.7	334.4	43.8%
Artist Nation	225.7	301.3	(25.1)%
Ticketing	6.7	4.8	39.6%
Other and Eliminations	11.6	23.0	(49.6)%

	$1,588.7	$1,452.6	9.4%

				Margins
				Q3 2008		Q3 2007
Adjusted Operating Income (Loss)
North American Music	$77.2	$65.2	18.4%	8.9%		8.3%
International Music	46.3	28.3	63.6%	9.6%		8.5%
Artist Nation	(0.8)	7.8	* *	*	*	2.6%
Ticketing	(5.1)	(0.5)	* *	*	*	* *
Other and Eliminations	2.7	3.0	* *	*	*	* *
Corporate	(10.7)	(9.6)	(11.5)%

	$109.6	$94.2	16.3%	6.9%		6.5%

Operating Income (Loss)
North American Music	$61.7	$51.1	20.7%	7.1%		6.5%
International Music	38.1	29.9	27.4%	7.9%		8.9%
Artist Nation	(4.6)	3.0	* *	*	*	1.0%
Ticketing	(6.5)	(1.8)	* *	*	*	* *
Other and Eliminations	0.5	(0.2)	* *	*	*	* *
Corporate	(13.6)	(12.8)	(6.2)%

	$75.6	$69.2	9.2%	4.8%		4.8%

**	not meaningful

The highlights of our financial information for the third quarter of 2008 as compared to the third quarter of 2007 are as follows:

Revenue change – Total increase of $136.1 million, primarily driven by:

•

$75.0 million – Increase in the number of events, ancillary revenue per attendee, attendance and average ticket prices at our owned and/or operated amphitheaters and third-party venues, partially offset by a decrease in arena events, in North American Music.

•	$44.2 million – Acquisitions of Heineken Music Hall (The Netherlands), DFC (Scotland), Luger (Sweden) and the Arras France festival in International Music.

•

$83.3 million – Increase in International Music due to stronger promotion activity in Sweden, Norway and France driven primarily by strong stadium events and strong arena tours, as well as an overall increase in revenues related to our festival operations (partially due to the timing of festivals) in the United Kingdom and Belgium.

•	$61.3 million – Acquisitions of Signatures and Anthill in Artist Nation.

•	($136.9) million – Decline in the volume and change in the venue mix of global tours during the quarter impacting Artist Nation.

•	$18.4 million – Foreign exchange movements, primarily in International Music.

Adjusted Operating Income (Loss) change – Total increase of $15.4 million, primarily driven by:

•	$9.1 million – Acquisitions of Heineken Music Hall, DFC, Luger and the Arras France festival in International Music and Signatures and Anthill in Artist Nation.

•

$12.0 million – Improvement in North American Music operating results primarily driven by strong amphitheater and third-party venue results due to increased events and attendance, partially offset by a reduction in arena events.

•	$10.6 million – Increase in International Music primarily due to festival results (partially due to the timing of festivals) in the United Kingdom and Belgium.

•	($12.3) million – Decrease in the volume and change in the venue mix of global tours and increased salary and consulting expenses related to the infrastructure of Artist Nation.

•	($5.6) million – Decline in Ticketing primarily due to higher salary costs and other expense related to building our ticketing infrastructure.

•	$1.9 million – Foreign exchange movements, primarily in International Music.

Operating Income (Loss) change – Total increase of $6.4 million, primarily driven by:

•	$15.4 million – Overall increase in Adjusted Operating Income (Loss) noted above.

•

($5.3) million – Increase in depreciation and amortization expense primarily due to the amortization of intangible assets related to the AMG and DFC acquisitions, along with higher depreciation on fixed assets.

•	($4.9) million – Decreased gain on the sale of operating assets primarily due to gains recorded in 2007 on the sale of seven small-sized music venues in London.

Other Information –

•	We continue to expand our sponsorship relationships, including a new 10-year contract with Telefonica O2 for a naming rights sponsorship at O2 Dublin arena (formerly The Point) in Dublin, Ireland.

•	We remain on track in building and launching our ticketing business and completing our direct connection with the millions of fans we serve annually.

FINANCIAL HIGHLIGHTS - NINE MONTHS ENDED SEPTEMBER 30 (Unaudited)

	9 months 2008	9 months 2007	Variance
	$ in millions
Revenue
North American Music	$1,783.9	$1,503.9	18.6%
International Music	986.8	774.2	27.5%
Artist Nation	419.1	452.7	(7.4)%
Ticketing	19.8	9.0	* *
Other and Eliminations	41.5	96.6	* *

	$3,251.1	$2,836.4	14.6%

				Margins
				9 months 2008		9 months 2007
Adjusted Operating Income (Loss)
North American Music	$111.1	$61.3	81.2%	6.2%		4.1%
International Music	72.7	58.8	23.6%	7.4%		7.6%
Artist Nation	(13.4)	4.8	* *	*	*	1.1%
Ticketing	(11.1)	(3.4)	* *	*	*	* *
Other and Eliminations	12.7	10.5	21.0%	*	*	* *
Corporate	(30.3)	(25.6)	(18.4)%

	$141.7	$106.4	33.2%	4.4%		3.8%

Operating Income (Loss)
North American Music	$64.6	$24.6	* *	3.6%		1.6%
International Music	50.8	65.1	(22.0)%	5.1%		8.4%
Artist Nation	(35.9)	(7.3)	* *	*	*	* *
Ticketing	(14.7)	(6.1)	* *	*	*	* *
Other and Eliminations	6.5	(2.6)	* *	*	*	* *
Corporate	(38.1)	(34.4)	(10.8)%

	$33.2	$39.3	* *	1.0%		1.4%

**	not meaningful

The highlights of our financial information for the nine-month period ended September 30, 2008 as compared to the same period in 2007 are as follows:

Revenue change – Total increase of $414.7 million, primarily driven by:

•

$185.0 million – Increase in North American Music primarily due to strong results from arena tours and an increase in events, ancillary revenue per attendee, attendance and average ticket prices at our owned and/or operated amphitheaters and third-party venues.

•	$94.9 million – Acquisition of HOB Canada in North American Music.

•	$88.8 million – Acquisitions of AMG, Heineken Music Hall, DFC, Luger and the Arras France festival in International Music.

•

$61.5 million – Increase in International Music due to stronger promotion activity in the United Kingdom, Sweden and Norway driven primarily by strong stadium events and strong arena tours, as well as an overall increase in revenues related to our festival operations in the United Kingdom, Belgium and The Netherlands.

•	($156.5) million – Decreased volume and change in the venue mix of global tours impacting Artist Nation.

•	$122.9 million – Acquisitions of Signatures and Anthill in Artist Nation.

•	($37.4) million – Decline due to the sale in 2007 of a theater production and also due to fewer productions in our United Kingdom theater operations in 2008.

•	$72.9 million – Foreign exchange movements, primarily in International Music.

Adjusted Operating Income (Loss) change – Total increase of $35.3 million, primarily driven by:

•

$19.1 million – Acquisitions of HOB Canada in North American Music, AMG, Heineken Music Hall, DFC, Luger and the Arras France festival in International Music and Signatures and Anthill in Artist Nation.

•

$48.1 million – Increase in North American Music operating income due primarily to cost controls on talent buying and other variable expenses, higher ticket sales through our internal ticketing operations, higher average ticket prices and increased activity at our owned and/or operated amphitheaters and strong arena tours.

•	($22.7) million – Reduced volume and change in the venue mix in global tours and increased salary and consulting expenses related to the infrastructure for Artist Nation.

•	($7.7) million – Decline in Ticketing primarily due to higher salary costs and other expense related to building our ticketing infrastructure.

•	($4.7) million – Increased headcount and related costs in Corporate.

•	$3.9 million – Foreign exchange movements, primarily in International Music.

Operating Income (Loss) change – Total decrease of $6.1 million, primarily driven by:

•	$35.3 million – Overall increase in Adjusted Operating Income (Loss) noted above.

•

($21.5) million – Increase in depreciation and amortization expense primarily due to the amortization of intangible assets related to the AMG, DFC and CPI acquisitions and certain artist rights agreements.

•

($20.0) million – Decreased gain on the sale of operating assets primarily due to gains recorded in 2007 on the sale of an amphitheater, an office building, two mid-sized and seven small-sized music venues and two other non-core assets.

Other information

•

For the nine months ended September 30, 2008, maintenance capital expenditures were $21.7 million, down from $30.7 million for the same period of the prior year. We also incurred $116.9 million of capital expenditures for revenue generating projects during the nine-month period ended September 30, 2008, primarily due to the development and renovation of various venues including O2 Dublin arena (formerly The Point) in Ireland, House of Blues in Houston and Boston, the Hollywood Palladium and the AMG venue expansions in Sheffield and Leeds, as well as for our ticketing roll-out.

•

As of September 30, 2008, our cash and cash equivalents were $205.9 million and our total long-term debt was $799.3 million, including $40.0 million outstanding on our revolving credit facility. Free cash as of September 30, 2008 was $50.4 million.

Conference Call:

The company will host a teleconference today, November 6, 2008 at 5:00 p.m. Eastern Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 70943698. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to start time to ensure a connection. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Live Nation website through November 13, 2008.

About Live Nation:

Live Nation’s mission is to maximize the live concert experience. Our core business is producing, marketing and selling live concerts for artists via our global concert pipe. Live Nation is the largest producer of live concerts in the world, annually producing over 16,000 concerts for 1,500 artists in 57 countries. The company sells over 45 million concert tickets a year and expects to drive over 60 million unique visitors to LiveNation.com in 2008. Live Nation is transforming the concert business by expanding its concert platform into ticketing and building the industry’s first artist-to-fan vertically integrated concert platform. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol “LYV”. Additional information about the company can be found at www.livenation.com/investors.

Media Contact:	Investor Contact:

John Vlautin	Brad Edwards
Live Nation	Brainerd Communicators, Inc.
310-867-7000	212-986-6667

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands except share and per share data)
Revenue	$1,588,653	$1,452,578	$3,251,077	$2,836,397
Operating expenses:
Direct operating expenses	1,295,416	1,200,071	2,589,443	2,265,952
Selling, general and administrative expenses	174,254	151,910	495,312	444,354
Depreciation and amortization	31,490	26,191	98,761	77,243
Gain on sale of operating assets	(1,158)	(6,112)	(799)	(20,806)
Corporate expenses	13,062	11,335	35,177	30,394

Operating income	75,589	69,183	33,183	39,260
Interest expense	15,285	15,018	45,646	45,194
Interest income	(2,978)	(3,704)	(8,406)	(10,631)
Equity in earnings of nonconsolidated affiliates	(1,979)	(3,211)	(871)	(2,571)
Minority interest expense (income)	4,261	8,099	(284)	8,574
Other expense (income) — net	277	(210)	(838)	(564)

Income (loss) from continuing operations before income taxes	60,723	53,191	(2,064)	(742)
Income tax expense (benefit):
Current	(57,977)	5,880	(44,761)	22,545
Deferred	470	6,360	6,132	10,549

Income (loss) from continuing operations	118,230	40,951	36,565	(33,836)
Income from discontinued operations, net of tax	21,698	602	69,196	40,262

Net income	139,928	41,553	105,761	6,426
Other comprehensive income (loss) , net of tax	(29,731)	20,326	(17,843)	29,809

Comprehensive income	$110,197	$61,879	$87,918	$36,235

Basic income (loss) per common share:
Income (loss) from continuing operations	$1.55	$0.59	$0.48	$(0.51)
Income from discontinued operations	0.29	0.01	0.92	0.61

Net income	$1.84	$0.60	$1.40	$0.10

Diluted income (loss) per common share:
Income (loss) from continuing operations	$1.41	$0.54	$0.48	$(0.51)
Income from discontinued operations	0.26	0.01	0.91	0.61

Net income	$1.67	$0.55	$1.39	$0.10

Weighted average common shares outstanding:
Basic	76,230,900	69,398,147	75,647,661	66,820,837

Diluted	84,736,808	78,215,047	76,360,255	66,820,837

CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(unaudited)	(audited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$205,916	$338,991
Accounts receivable, less allowance of $9,243 as of September 30, 2008 and $18,928 as of December 31, 2007	358,621	264,316
Prepaid expenses	257,901	186,379
Other current assets	37,288	44,722
Assets held for sale	11,376	—

Total Current Assets	871,102	834,408
PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	934,802	1,018,079
Furniture and other equipment	236,794	236,320
Construction in progress	148,883	51,725

	1,320,479	1,306,124
Less accumulated depreciation	406,100	391,079

	914,379	915,045
INTANGIBLE ASSETS
Intangible assets — net	506,244	382,999
Goodwill	451,248	471,542
OTHER LONG-TERM ASSETS
Notes receivable, less allowance of $565 as of September 30, 2008 and December 31, 2007	1,440	1,703
Investments in nonconsolidated affiliates	21,347	23,443
Other long-term assets	182,641	122,963

Total Assets	$2,948,401	$2,752,103

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$93,966	$79,273
Accrued expenses	512,606	511,636
Deferred revenue	255,995	259,868
Current portion of long-term debt	59,948	36,345
Other current liabilities	50,420	18,348

Total Current Liabilities	972,935	905,470
Long-term debt	739,386	786,261
Other long-term liabilities	144,094	91,465
Minority interest liability	67,823	61,841
Series A and Series B redeemable preferred stock	40,000	40,000
SHAREHOLDERS’ EQUITY
Common stock	769	749
Additional paid-in capital	972,907	940,848
Retained deficit	(25,180)	(130,941)
Cost of shares held in treasury	(2,900)	—
Accumulated other comprehensive income	38,567	56,410

Total Shareholders’ Equity	984,163	867,066

Total Liabilities and Shareholders’ Equity	$2,948,401	$2,752,103

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$105,761	$6,426
Reconciling items:
Depreciation	57,981	59,250
Amortization of intangibles	54,572	20,434
Impairment of operational assets	16,035	—
Deferred income tax expense	6,132	10,400
Amortization of debt issuance costs	3,368	1,337
Non-cash compensation expense	9,588	11,609
Gain on sale of operating assets	(167,797)	(20,934)
Gain on sale of other investments	—	(64)
Equity in losses (earnings) of nonconsolidated affiliates	673	(3,377)
Minority interest expense (income)	(123)	8,190
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(126,615)	(127,855)
Increase in prepaid expenses	(83,259)	(81,688)
Increase in other assets	(89,552)	(34,301)
Increase in accounts payable, accrued expenses and other liabilities	116,788	93,703
Increase in deferred revenue	52,885	91,232
Decrease in other — net	(401)	—

Net cash provided by (used in) operating activities	(43,964)	34,362
CASH FLOWS FROM INVESTING ACTIVITIES
Collection of notes receivable	106	1,873
Advances to notes receivable	—	(722)
Distributions from nonconsolidated affiliates	4,976	8,983
Investments made to nonconsolidated affiliates	(255)	(2,967)
Proceeds from disposal of other investments	—	3,616
Purchases of property, plant and equipment	(138,550)	(66,945)
Proceeds from disposal of operating assets, net of cash divested	194,286	72,007
Cash paid for acquisitions, net of cash acquired	(35,977)	(76,051)
Purchases of intangible assets	(46,316)	—
Decrease in other — net	308	368

Net cash used in investing activities	(21,422)	(59,838)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	275,242	315,741
Payments on long-term debt	(327,614)	(249,835)
Contributions from minority interest partners	8,847	—
Distributions to minority interest partners	(1,845)	(3,319)
Proceeds from exercise of stock options	636	424
Payments for purchases of common stock	(3,628)	—

Net cash provided by (used in) financing activities	(48,362)	63,011
Effect of exchange rate changes on cash	(19,327)	(73)
Net increase in cash and cash equivalents	(133,075)	37,462
Cash and cash equivalents at beginning of period	338,991	313,880

Cash and cash equivalents at end of period	$205,916	$351,342

Forward - Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of Live Nation’s business; the company’s anticipated achievement of its strategic objectives; and the company’s intention to launch its ticketing operations and the anticipated benefits of its ticketing strategy. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of any general economic slowdown and operational challenges associated with building out the company’s ticketing operations.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss) is a non-GAAP financial measure that the company defines as operating income (loss) before depreciation and amortization, loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted Operating Income (Loss) to evaluate the performance of its operating segments. The company believes that information about Adjusted Operating Income (Loss) assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted Operating Income (Loss) is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted Operating Income (Loss) as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the company’s business. Accordingly, Adjusted Operating Income (Loss) should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted Operating Income (Loss) as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net interest expense, less cash taxes, less distributions to minority interest partners plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented above may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less event-related deferred income, less accrued artist fees, less collections on behalf of others plus prepaids related to artist settlements/events. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance new venue expenditures. Free cash is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss) – Three and Nine Months ended September 30

	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Operating income (loss)
			($ in millions)
	Three months ended September 30, 2008
North American Music	$77.2	$0.8	$(0.7)	$15.4	$61.7
International Music	46.3	0.2	—	8.0	38.1
Artist Nation	(0.8)	0.2	—	3.6	(4.6)
Ticketing	(5.1)	0.1	—	1.3	(6.5)
Other and Eliminations	2.7	—	—	2.2	0.5
Corporate	(10.7)	2.4	(0.5)	1.0	(13.6)

Total Live Nation	$109.6	$3.7	$(1.2)	$31.5	$75.6

	Three months ended September 30, 2007
North American Music	$65.2	$1.5	$(0.8)	$13.4	$51.1
International Music	28.3	0.4	(5.6)	3.6	29.9
Artist Nation	7.8	1.0	—	3.8	3.0
Ticketing	(0.5)	0.2	—	1.1	(1.8)
Other and Eliminations	3.0	—	0.4	2.8	(0.2)
Corporate	(9.6)	1.8	(0.1)	1.5	(12.8)

Total Live Nation	$94.2	$4.9	$(6.1)	$26.2	$69.2

	Nine months ended September 30, 2008
North American Music	$111.1	$2.5	$(0.7)	$44.7	$64.6
International Music	72.7	0.8	—	21.1	50.8
Artist Nation	(13.4)	2.1	(0.1)	20.5	(35.9)
Ticketing	(11.1)	0.3	—	3.3	(14.7)
Other and Eliminations	12.7	0.0	(0.2)	6.4	6.5
Corporate	(30.3)	4.8	0.2	2.8	(38.1)

Total Live Nation	$141.7	$10.5	$(0.8)	$98.8	$33.2

	Nine months ended September 30, 2007
North American Music	$61.3	$3.2	$(6.8)	$40.3	$24.6
International Music	58.8	0.5	(18.7)	11.9	65.1
Artist Nation	4.8	1.7	—	10.4	(7.3)
Ticketing	(3.4)	0.5	—	2.2	(6.1)
Other and Eliminations	10.5	—	4.8	8.3	(2.6)
Corporate	(25.6)	4.8	(0.1)	4.1	(34.4)

Total Live Nation	$106.4	$10.7	$(20.8)	$77.2	$39.3

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow – Third Quarter

($ in millions)	Q3 2008	Q3 2007
Adjusted operating income	$109.6	$94.2
Less: Interest expense — net	(12.3)	(11.3)
Cash taxes	(18.9)	(5.9)
Maintenance capital expenditures	(2.6)	(9.9)
Distributions to minority interest partners	(1.4)	0.7
Distributions from (contributions to) investments in nonconsolidated affiliates	1.2	2.3

Free cash flow	$75.6	$70.1

Reconciliation of Cash and Cash Equivalents to Free Cash as of September 30, 2008

($ in millions)	September 30, 2008
Cash and cash equivalents	$205.9
Deferred income	$(222.5)
Accrued artist fees	$(26.6)
Collections on behalf of others	$(82.7)
Prepaids related to artist settlements/events	$176.3

Free cash	$50.4